EXHIBIT 99.1

U.S. AUTO PARTS NETWORK, INC. NAMES SHANE EVANGELIST CHIEF EXECUTIVE OFFICER

EVANGELIST JOINS U.S. AUTO PARTS AFTER LEADING BLOCKBUSTER ONLINE

CARSON, CA – October 15, 2007 – U.S. Auto Parts Network, Inc. (Nasdaq: PRTS), a leading online provider of aftermarket auto parts and accessories, today announced that effective immediately, the Company has appointed Shane Evangelist as Chief Executive Officer.  Mr. Evangelist succeeds Mehran Nia, who served as President and Chief Executive Officer since founding U.S. Auto Parts in 1995. Mr. Nia will continue to serve on the Board of Directors.

Prior to joining U.S. Auto Parts, Mr. Evangelist served as Senior Vice President and General Manager of Blockbuster Online where he was responsible for leading the creation, development and launch of Blockbuster’s online movie rental service.  Under Mr. Evangelist’s leadership, Blockbuster grew monthly unique visitors faster than any other e-commerce company in 2004, was listed as the fastest growing Top 500 e-commerce business in 2005 according to Internet Retailer and followed that up as the fastest growing Top 100 e-commerce business in 2006.  During the first half of 2007, Blockbuster Online reported 3.6 million subscribers, captured over 75% of the new online DVD subscription market, was shipping millions of DVDs per week from 38 distribution centers across the country and delivered over 120% year-over-year revenue growth.

Mr. Evangelist, who joined Blockbuster Inc., in 2001, also served as Vice President of Strategic Planning for the international video rental company with responsibility for strategy development, mergers and acquisitions, marketing and capital deployment.

"We are excited to have Shane join U.S. Auto Parts,” said Robert J. Majteles, Chairman of the Board. “Shane has built a terrific e-commerce track record in an extremely competitive environment and has a wide ranging background in finance, strategic planning, marketing and management.  We believe that Shane is ideally suited to lead U.S. Auto Parts in our next phase of growth as we continue our rapid expansion and further establish U.S. Auto Parts as the leader in the online auto parts market.”

Mr. Majteles continued, “Since founding U.S. Auto Parts in 1995, Mehran has taken the company through a period of significant and rapid growth and established U.S. Auto Parts as a leading online provider of aftermarket auto parts and accessories.  Mehran has been a tremendous leader for U.S. Auto Parts, and we are fortunate to be in the position to continue to build upon the great strengths Mehran created for us.  On behalf of our Board of Directors, shareholders, and all the employees of U.S. Auto Parts, we would like to thank Mehran for his vision and leadership over the years.”

"As a pioneer in the online auto parts market, U.S. Auto Parts is poised to drive a greater share of the $94 billion aftermarket auto parts market online,” said Shane Evangelist, Chief Executive Officer. “I am excited about joining U.S. Auto Parts at this time of great opportunity and believe the company is uniquely positioned to lead this growing online industry.”

"Shane is an experienced and energetic e-commerce leader, and I anticipate that he will guide the Company to an even brighter future,” said Mr. Nia.  “I will be working with Shane on a smooth transition and believe that, under his direction, our Company will continue to find innovative ways to increase its competitive positioning and capture market share."
Mr. Evangelist graduated from the University of New Mexico’ s Anderson School of Management with a degree in business administration and earned an MBA from the Cox School of Business at Southern Methodist University. He began his career at IBM where he ran the media and entertainment accounts with clients such as Viacom, Blockbuster, Disney, and others. He was recently named one of the “Top 40 Marketing Executives Under 40” in 2007 by Advertising Age magazine.

In connection with the hiring of Mr. Evangelist, the Compensation Committee of the Board of Directors adopted the 2007 New Employee Incentive Plan and approved the grant to Mr. Evangelist of two stock options under such Plan: one option grant to purchase up to 750,000 shares of the Company’s common stock vests over a four year period; and a second performance-based option grant to purchase up to 250,000 shares of the Company’s common stock vests upon the attainment of certain stock price metrics.

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of aftermarket auto parts, including body parts, engine parts, performance parts and accessories. Through the Company's network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts' flagship websites are located at http://www.partstrain.com and http://www.autopartswarehouse.com and the Company's corporate website is located at http://www.usautoparts.net.

U.S. Auto Parts is headquartered in Carson, California

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change.  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words.  These statements include, but are not limited to, the impact of Mr. Evangelist on the Company’s business and market position, and the Company’s expectations regarding the Company’s long-term prospects, future financial operating results and potential growth.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Important factors that may cause such a difference, include, but are not limited to, the Company’s demand for and pricing of the Company’s products; the competitive environment in the Company’s industry; the Company’s ability to expand its product offerings and make changes to its product mix; the Company’s ability to integrate Mr. Evangelist into its management team; the volume of product sales; the gain or loss of customers; the Company’s ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement the business and product plans; and the Company’s ability to timely and accurately identify opportunities in new markets, and manage integration issues and costs inherent in acquisitions.

Our Annual Report on Form 10-K, subsequent Quarterly Report on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition.  The forward-looking statements in this release speak only as of this date.  Unless otherwise required by law, the Company expressly disclaims any obligation to revise or update publicly any forward-looking statement for any reason, whether as result of new information, future events or otherwise.

Investor Contacts:
Michael McClane, Chief Financial Officer
U.S. Auto Parts Network, Inc.
michael@usautoparts.com
(310) 735-0085

Anne Rakunas / Laura Foster
ICR, Inc.
(310) 954-1100
anne.rakunas@icrinc.com
laura.foster@icrinc.com

Media Contacts:
Stephanie Sampiere / Matt Lindberg
ICR, Inc.
(203) 682-8200
stephanie.sampiere@icrinc.com
matthew.lindberg@icrinc.com